Exhibit 99.2

FINANCIAL STATEMENTS AND
INDEPENDENT AUDITORS’ REPORT

THERIMMUNE RESEARCH CORPORATION

DECEMBER 31, 2002

TherImmune Research Corporation

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors
TherImmune Research Corporation

     We have audited the accompanying balance sheet of TherImmune Research Corporation as of December 31, 2002 and the related statements of operations, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis of our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TherImmune Research Corporation as of December 31, 2002, and the results of its operations, changes in stockholders’ equity and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

     As discussed in note 2 to the financial statements, the balance sheet as of December 31, 2002 and the related statements of operations, changes in stockholders’ equity and cash flows for the year then ended have been restated.

/s/ Reznick Fedder & Silverman

Bethesda, Maryland
February 5, 2003, except for note 12,
    which is dated April 1, 2003 and
    note 2 which is dated May 20, 2003

TherImmune Research Corporation

BALANCE SHEET

December 31, 2002

ASSETS

(As restated)
CURRENT ASSETS
Cash and cash equivalents	$2,848,819
Accounts receivable, net of allowance of $41,000	3,648,113
Unbilled services	2,817,190
Deferred income tax benefit	680,085
Prepaid expenses and other assets	622,217

Total current assets	10,616,424

PROPERTY AND EQUIPMENT
Furniture and fixtures	380,155
Equipment	4,284,586
Leasehold improvements	5,673,683
Software	823,627
Construction in progress	177,462

11,339,513
Less accumulated depreciation	2,858,224

8,481,289

OTHER ASSETS
Deferred income tax benefit, net of current portion	69,282
Investments	106,500
Deferred financing costs	31,210

$19,304,705

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Current portion of notes payable	$970,725
Current portion of capital lease obligation	112,220
Accounts payable and accrued expenses	3,668,323
Unearned revenue	1,643,223
Billings in excess of costs	561,759

Total current liabilities	6,956,250

OTHER LIABILITIES
Notes payable, net of current portion	4,426,655
Capital lease obligation, net of current portion	465,235
Derivative instrument	173,089
Deferred rent	384,615

5,449,594

COMMITMENTS AND CONTINGENCIES	—
STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, 15,000,000 shares authorized, 4,953,612 shares issued and outstanding	49,537
Additional paid-in capital	8,270,166
Accumulated other comprehensive loss	(173,089)
Accumulated deficit	(1,247,753)

6,898,861

$19,304,705

See notes to financial statements

TherImmune Research Corporation

STATEMENT OF OPERATIONS

Year ended December 31, 2002

(As restated)
Net revenue	$27,369,177

Cost and expenses
Cost of revenue	21,036,689
Selling, general and administrative	4,544,627
Depreciation and amortization	1,450,600

Total operating expenses	27,031,916

Income from operations	337,261

Other income (expense)
Interest income	36,082
Interest expense	(306,145)

(270,063)

Income before income taxes	67,198

Income tax expense
Current	—
Deferred	(61,460)

(61,460)

NET INCOME	$5,738

Basic and diluted income per share	$—

See notes to financial statements

TherImmune Research Corporation

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Year ended December 31, 2002

				Accumulated
	Common Stock		Additional	Other
			Paid-in	Comprehensive	Accumulated
	Shares	Amount	Capital	loss	Deficit	Total

Balance at December 31, 2001, as previously reported	4,948,634	$49,487	$7,494,088	$—	$(936,106)	$6,607,469
Retroactive effect on prior years of change in accounting method (note 2)	—	—	—	—	(317,385)	(317,385)

Balance at December 31, 2001, as restated	4,948,634	49,487	7,494,088	—	(1,253,491)	6,290,084
Exercise of stock options	380	4	756	—	—	760
Issuance of stock in exchange for services rendered	4,598	46	27,542	—	—	27,588
Issuance of warrants	—	—	761,155	—	—	761,155
Offering costs	—	—	(13,375)	—	—	(13,375)
Change in fair value of derivative instrument	—	—	—	(173,089)	—	(173,089)
Net income	—	—	—	—	5,738	5,738

Balance at December 31, 2002	4,953,612	$49,537	$8,270,166	$(173,089)	$(1,247,753)	$6,898,861

See notes to financial statements

TherImmune Research Corporation

STATEMENT OF CASH FLOWS

Year ended December 31, 2002

(As restated)
Cash flows from operating activities
Net income	$5,738
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	1,450,600
Stock issued for services rendered	27,588
Deferred tax expense	61,460
Decrease in allowance for doubtful accounts	(79,500)
Amortization of discount on notes payable	21,144
Changes in assets and liabilities
Increase in accounts receivable	(1,020,190)
Increase in unbilled services	(669,895)
Increase in prepaid expenses and other assets	(40,700)
Increase in accounts payable and accrued expenses	1,147,957
Increase in unearned revenue	565,121
Decrease in billings in excess of cost	(304,963)
Increase in deferred rent	182,866

Net cash provided by operating activities	1,347,226

Cash flows from investing activities
Acquisition of property and equipment	(3,079,120)
Investments	(69,500)

Net cash used in investing activities	(3,148,620)

Cash flows from financing activities
Proceeds from issuance of notes payable and warrants	2,500,000
Payments of principal on notes payable	(918,878)
Proceeds from sale of common stock and exercise of stock options	760
Offering and financing costs	(44,585)

Net cash provided by financing activities	1,537,297

Net decrease in cash and cash equivalents	(264,097)
Cash and cash equivalents, beginning of year	3,112,916

Cash and cash equivalents, end of year	$2,848,819

(continued)

TherImmune Research Corporation

STATEMENT OF CASH FLOWS — CONTINUED

Year ended December 31, 2002

(As restated)
Supplemental disclosure of cash flow information
Interest paid	$253,539

Significant noncash investing and financing activity
Construction in progress financed by a note payable	$1,781,986

Equipment purchase under capital leases	$576,414

Change in fair value of interest rate swap contract	$173,089

See notes to financial statements

TherImmune Research Corporation

NOTES TO FINANCIAL STATEMENTS

December 31, 2002

1.	Organization and Summary of Significant Accounting Policies

Nature of Business

TherImmune Research Corporation (the “Company”), a Maryland corporation, is a contract research organization that provides early stage drug research and development services to pharmaceutical and biotech companies and the Federal Government. The Company’s facilities are located in Maryland.

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. As of December 31, 2002, substantially all funds are held in two financial institutions and balances exceed the federally insured limits at both institutions. The Company does not believe it is exposed to any significant credit risk on cash equivalents.

Revenue Recognition

Net revenue is derived from cost-plus and fixed-fee contracts with pharmaceutical and healthcare companies, as well as U.S. Government entities. Revenue is recognized on cost-plus contracts on the basis of the direct costs incurred plus indirect costs and an allocable portion of the fee earned. Revenue is recognized on fixed-fee contracts as services are performed, based primarily upon the percentage of hours incurred (including subcontractor hours) to the total estimated hours to be incurred on the contract. Management believes that hours worked is the best measure of proportional performance under fixed-fee contracts.

Billings under government contracts are based on provisional rates which permit recovery of overhead, fringe benefits and general and administrative expenses not exceeding certain limits. These indirect expense rates are generally subject to review by the government on an annual basis. When the final determination and approval of the allowable rates have been made, billings may be adjusted accordingly.

Cost and profit estimates are reviewed periodically as the work progresses, and adjustments, if needed, are reflected in the period in which the estimates are revised. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses can be estimated.

Unbilled services are recorded for revenue recognized to date that is currently unbillable to the customer pursuant to the contractual terms. In general, amounts become billable upon the achievement of milestones or in accordance with predetermined payment schedules.

Unearned revenue is recorded for cash received from customers for which services have not yet been performed as of the balance sheet date.

TherImmune Research Corporation

NOTES TO FINANCIAL STATEMENTS—CONTINUED

December 31, 2002

1.	Organization and Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

Billings in excess of costs is recorded for billings to customers for which revenue has not been recognized as of the balance sheet date.

Cost of Revenue

The Company may incur significant costs at the beginning of its fixed-fee contracts related to contract set-up and material acquisitions. The Company defers these costs and amortizes them over the term of the related contract.

Accounts Receivable

The Company uses the allowance method to account for uncollectible accounts receivable. Additions are made to the allowance account when doubt arises regarding collectibility of account balances.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided on the straight-line method at rates adequate to allocate the cost of the applicable assets over their estimated useful lives, which range in term from three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the assets.

Deferred Financing Costs

Costs associated with the issuance of the 11.5% subordinated notes payable (note 5) are being amortized on the straight-line method over the term of the notes. No amortization expense was charged to operations during the year ended December 31, 2002.

Impairment of Long-Lived Assets

Assessments of the recoverability of long-lived assets are conducted when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based upon the ability to recover the asset from the expected future undiscounted cash flows of related operations.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The recognition of deferred tax assets is reduced if necessary, by a valuation allowance for the amount of any tax benefit that, based on available evidence, are not expected to be realized (note 7). Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Investments

Investments consist of equity securities classified as available-for-sale and reported at fair market value with the resulting net unrealized gains or losses, net of income taxes, reported as a separate component of stockholders’ equity. At December 31, 2002, fair market value was equal to the cost of the investment, resulting in no unrealized gain or loss.

TherImmune Research Corporation

NOTES TO FINANCIAL STATEMENTS—CONTINUED

December 31, 2002

1.	Organization and Summary of Significant Accounting Policies (Continued)

Derivative Instruments and Hedging Activities

The Company uses interest rate swap contracts to convert its variable-rate interest payments on certain notes payable to fixed-rate payments. The interest rate swap contracts have been designated and qualify as cash flow hedges under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended. SFAS No. 133 requires the Company to carry all derivative financial instruments on the balance sheet at fair value. Changes in fair value of designated, qualified and effective cash flow hedges are estimated and recorded as a component of other comprehensive income (loss) until the hedged transaction occurs and is recognized in earnings. The Company has determined that its interest rate swaps were effective from the effective date of the contracts in 2002 through December 31, 2002.

Stock-Based Compensation

Statement of Financial Accounting Standards (SFAS) No. 123, “Accounting for Stock-Based Compensation,” requires expanded disclosures of stock-based compensation arrangements with employees and encourages (but does not require) compensation cost to be measured based on the fair value of the equity instrument awarded. The Company has chosen to account for employee stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company’s stock at the date of the grant over the amount the employee must pay to acquire the stock.

As allowable under SFAS 123, the Company used the “Minimum Value” method to measure the compensation cost of stock options granted in 2002 with the following assumptions:

Risk-free interest rate of 4.61%, a dividend payout rate of zero and expected option life of 10 years. Under these assumptions, the fair value of the stock options granted is $2.21 during 2002. There were no adjustments made in calculating the fair value to account for vesting provisions or for nontransferability or risk of forfeiture.

If the Company had elected to recognize compensation cost based on the fair value at the grant dates consistent with the method prescribed by SFAS 123, net income for the year ended December 31, 2002 would have been changed to a pro forma loss of $662,318 and $.13 loss per basic and diluted share.

Net Income Per Share

Basic earnings per share exclude dilution and are calculated using the average number of shares outstanding. Diluted earnings per share is computed on the basis of the average number of shares outstanding plus the effect of outstanding stock options using the “treasury stock” method.

Net income attributed to common shareholders	$5,738

Average outstanding
Common stock	4,951,116
Stock options and warrants	1,016,084

Common stock and stock equivalents	5,967,200

Income per share
Basic	$—
Diluted	$—

TherImmune Research Corporation

NOTES TO FINANCIAL STATEMENTS—CONTINUED

December 31, 2002

1.	Organization and Summary of Significant Accounting Policies (Continued)

Net Income Per Share (Continued)

Unexercised stock options to purchase 381,156 shares of the Company’s common stock as of December 31, 2002 were not included in the computations of diluted earnings per share because the options’ exercise prices were greater than the average market price of the Company’s common stock during the period.

Recent Accounting Pronouncement

SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” was issued in October 2001 and addresses how and when to measure impairment on long-lived assets and how to account for long-lived assets that an entity plans to dispose of either through sale, abandonment, exchange, or distribution to owners. The statement’s provisions supersede SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of,” which addressed asset impairment, and certain provisions of APB Opinion 30 related to reporting the effects of the disposal of a business segment and requires expected future operating losses from discontinued operations to be recorded in the period in which the losses are incurred rather than the measurement date. Under SFAS No.144, more dispositions may qualify for discontinued operations treatment in the income statement. The provisions of SFAS 144 became effective for the Company on January 1, 2002, and did not have a material impact on results of operations, financial position, or liquidity.

2.	Restatement of Financial Statements

The accompanying financial statements have been restated for the effects of the change in the Company’s method of recognizing revenue on fixed-fee contracts in 2002. Under the previous accounting method, revenue recognition was based upon the relationship the contract costs incurred bore to management’s estimate of total contract costs. Under the new method, revenue is recognized on fixed-fee contracts as services are performed, based primarily upon the percentage of hours incurred (including subcontractor hours) to the total estimated hours to be incurred on the contract. Management believes that hours worked is the best measure of proportional performance under fixed-fee contracts.

The balance of the accumulated deficit at December 31, 2001 has been adjusted by $511,582 ($317,385 net of tax, or $.06 and $.05 decrease on income per basic and diluted share, respectively). This accounting change also resulted in a decrease in revenue and an increase in cost of revenue recognized in the year ended December 31, 2002 that decreased income by $263,771 ($163,644 net of tax, or $.03 decrease on income per basic and diluted share) as compared with the previous accounting method.

3.	Line of Credit Agreement

The Company maintains a line of credit in the amount of $2,300,000 bearing interest, at the bank’s LIBOR rate plus 2.25% (3.67% at December 31, 2002). The line of credit is payable on demand and is secured by the Company’s accounts receivable and is partially guaranteed by the Company’s president. As of December 31, 2002, there are no amounts outstanding under the line of credit agreement.

TherImmune Research Corporation

NOTES TO FINANCIAL STATEMENTS—CONTINUED

December 31, 2002

4.	Note Receivable

In July 2001, the Company entered into an unsecured $20,000 note agreement with an unaffiliated company. Under the terms of the agreement, monthly interest accrues at 8% with all outstanding principal and unpaid interest due on July 1, 2002. At December 31, 2002, the Company has recorded an allowance equal to the outstanding principal and interest under the note agreement.

5.	Notes Payable

Notes payable at December 31, 2002 are as follows:

Note payable bearing interest at 9.175%, payable in monthly principal and interest installments of $29,232, through May 15, 2003. The note is secured by the equipment and accounts receivable of the Company and partially guaranteed by the Company’s president	$141,949

Note payable bearing interest at 8.23%, payable in monthly principal and interest installments of $5,935, through May 15, 2003. The note is secured by the equipment and accounts receivable of the Company and partially guaranteed by the Company’s president	28,776

Term loan in the amount up to $4,000,000 bearing interest at the bank’s LIBOR rate plus 2.25% (3.67% at December 31, 2002) payable in monthly interest installments only through December 31, 2001 and in monthly principal and interest installments through March 1, 2007. The note is secured by the equipment and accounts receivable of the Company and is partially guaranteed by the Company’s president and insured by the Maryland Industrial Development Financing Authority	3,466,666

Notes payable totaling $2,500,000 bearing interest at 11.5%, interest payable quarterly. The notes mature on December 1, 2005, and are secured by all tangible and intangible assets of the Company, but subordinated to all senior indebtedness, as defined. The notes were issued together with warrants with an estimated fair value of $761,155. The carrying value of the notes were discounted by this amount which will be recorded as additional interest expense over the life of the notes. At December 31, 2002, the unamortized discount is $740,011	1,759,989

5,397,380

Less current maturities	970,725

$4,426,655

TherImmune Research Corporation

NOTES TO FINANCIAL STATEMENTS—CONTINUED

December 31, 2002

5.	Notes Payable (Continued)

To minimize the effect of changes in interest rates, the Company entered into two interest rate swap agreements under which the Company pays interest at fixed rates ranging from 4.51% to 4.91%, and receives interest at a floating rate equal to LIBOR, as defined, plus 225 basis points. Under the terms of the contracts, the notional amount varies based upon the scheduled principal payments required under the underlying term note agreements. The total notional amount as of December 31, 2002, was $3,466,666. Valued separately, the interest rate swap agreements represent a liability as of December 31, 2002, in the amount of $173,089, the fair value of the current difference in interest paid and received. Because the interest rate swap contracts are considered to be cash flow hedges, the change in the value of the contracts is recorded in stockholders’ equity as a separate component of other comprehensive income (loss). Payments are recognized in current operating results as settlements occur under the contracts as a component of interest expense.

Aggregate maturities of notes payable for the five years following December 31, 2002 is as follows:

Year ending December 31, 2003	$970,725
2004	800,000
2005	3,300,000
2006	800,000
2007	266,667

6,137,392
Less: unamortized discount	(740,011)

$5,397,381

6.	Stockholders’ Equity

Issuance of Warrants

In November 2002, the Company borrowed $2,500,000 pursuant to 11.5% percent promissory notes. In connection with the issuance of the notes, the Company granted warrants to the note holders on a pro rata basis to purchase 126,864 shares of the Company’s common stock at $0.01 per share. All warrants vested upon issuance and expire November 2009. During the six-month period prior to expiration, the warrant holders have the right, subject to certain conditions, to put the warrants to the Company at the then applicable fair market value as determined by the board of directors, in its sole discretion. Management estimated that the fair value of the warrants, using the Black-Scholes option-pricing model, was $761,155 and is included in additional paid-in capital in the accompanying financial statements.

Employee Stock Option Plan

The Company established a stock option plan (the “Plan”) during 1999 to offer selected employees and nonemployees an equity ownership interest in the success of the Company. The Company reserved 2,000,000 shares of common stock for issuance under the Plan.

TherImmune Research Corporation

NOTES TO FINANCIAL STATEMENTS—CONTINUED

December 31, 2002

6.	Stockholders’ Equity (Continued)

Employee Stock Option Plan

Options under the Plan are granted at the fair market value of the Company’s common stock on the date of the grant, vest ratably over four years and are exercisable for a ten-year period. During 2002, 422,350, options were granted.

The following summary represents the activity under the employee stock option plan:

	Options	Per share
	outstanding	exercise price

Outstanding, December 31, 2001	1,475,605	$1.00-$4.00
Options granted	422,350	4.00-6.00
Options exercised	(380)	2.00
Options expired	(68,808)	2.00-6.00

Outstanding, December 31, 2002	1,828,767	$1.00-$6.00

7.	Income Taxes

The amounts and sources of the provision for current and deferred income tax expense were as follows for the year ended December 31, 2002:

Federal
Current	$—
Deferred	(52,608)

(52,608)

State
Current	—
Deferred	(8,852)

(8,852)

Total provision for income taxes	$(61,460)

TherImmune Research Corporation

NOTES TO FINANCIAL STATEMENTS—CONTINUED

December 31, 2002

7.	Income Taxes — (Continued)

The Company’s effective income tax rate for the year ended December 31, 2002 is lower than would be expected if the federal statutory rate were applied to income from continuing operations primarily because of expenses deductible for financial reporting purposes that are not deductible for tax purposes and the utilization of deferred tax assets and net operating loss carryforwards.

Deferred income taxes reflect the net tax effects of temporary differences between carrying amounts of assets and liabilities for financial reporting purposes. Components of the Company’s deferred tax benefit are as follows at December 31, 2002:

Net operating loss carryforward	$596,615
Book under tax accounting amortization and depreciation	(85,210)
Deferred rent and other liabilities	237,962

749,367
Valuation allowance	—

$749,367

In 2002, the Company recorded income before taxes of $67,198, resulting in the utilization of net operating loss carryforwards. Management believes that the Company will continue to utilize the deferred tax asset to reduce future taxable income.

The Company has net operating loss carryforwards for income tax purposes of approximately $753,000, which expire 2014 through 2020.

8.	Significant Customers

During the year ended December 31, 2002, the Company derived approximately 10% of its net revenue from government contracts and 22% of its net revenue from two customers.

9.	Commitments

Leases

The Company leases office space and research facilities under operating leases with terms ranging from one to ten years. These leases provides for fixed escalations in payments over the lease term.

In addition, the Company leases certain equipment under capital leases. Capital leases are recorded at the present value of the future minimum lease payments.

TherImmune Research Corporation

NOTES TO FINANCIAL STATEMENTS—CONTINUED

December 31, 2002

9.	Commitments (Continued)

Leases (Continued)

Future minimum annual lease payments under non-cancellable leases having terms in excess of one year at December 31, 2002 are as follows:

	Capital leases	Operating leases

2003	$160,188	$1,721,972
2004	160,188	1,769,181
2005	160,188	1,809,300
2006	160,188	1,830,231
2007	64,579	1,795,719
Thereafter	—	5,027,093

	705,331	$13,953,496

Less amounts representing interest (weighted average effective rate of 9.15%)	127,876

Present value of net minimum lease payments	577,455
Less current portion of lease obligations	112,220

Noncurrent portion of lease obligations	$465,235

Rent expense, exclusive of other incidental expenses, was $1,706,213 in 2002.

Employment Agreements

The Company has entered into employment agreements with certain employees. The agreements provide for base salaries, non-compete and nondisclosure restrictions and stock options which vest over a period of time. The agreements are terminable at the discretion of the Company.

10.	Contingencies

Letters of Credit

In connection with the Company’s office and laboratory leases, the Company has two undrawn letters of credit, in the approximate amounts of $130,000 and $275,000, expiring on September 28, 2003 and November 30, 2003, respectively.

TherImmune Research Corporation

NOTES TO FINANCIAL STATEMENTS—CONTINUED

December 31, 2002

10.	Contingencies (Continued)

Cost-Plus Fixed-Fee Contracts

The Company recognized revenue on cost-plus fixed-fee contracts based upon actual costs incurred to perform contracted services. These costs are subject to audit by the U.S. Government, and ultimate realization of revenue recognized is contingent upon the outcome of such audits. In the opinion of management, adequate provisions have been made in the accompanying financial statements for adjustments, if any, which may result from an audit.

11.	Employee Benefit Plan

The Company sponsors a plan to provide retirement benefits under the provision of Section 401(k) of the Internal Revenue Code (the “401(k) Plan”) for all employees who have completed three months of service. Pursuant to 401(k) Plan documents, which were amended in 2002, the Company may make discretionary contributions. Employees may elect to contribute up to 60% of their eligible compensation on a pretax basis. Benefits are limited to assets of the 401(k) Plan. During the year ended December 31, 2002, the Company made contributions totaling $176,871 to the 401(k) Plan.

12.	Subsequent Events (Unaudited)

Lease Agreement

In January 2003, the Company entered into an amended lease agreement pertaining to the office lease. The amended agreement will be effective May 1, 2003, will expire on April 30, 2013 and will provide for fixed escalation in payments over the lease term. In addition, the Company will have to provide for a security deposit in the form of a letter of credit in the amount of $45,287.

Future minimum annual lease payments under the amended lease for the next five years and thereafter will be as follows:

Year ending December 31, 2003	$310,000
2004	474,000
2005	488,000
2006	503,000
2007	518,000
Thereafter	3,035,000

Acquisition by Gene Logic

On April 1, 2003, the Company completed its merger with Gene Logic Inc. (“Gene Logic”) for total consideration paid to securityholders, after adjustment, of approximately $51.3 million. Of the consideration received by securityholders, Gene Logic paid $30.4 million in cash and issued 3,927,214 shares of Common Stock, with a value of $20.9 million, based on Gene Logic’s closing price as determined pursuant to the merger agreement. A portion of the consideration will be held in escrow to satisfy potential indemnification obligations of the Company’s securityholders.